Exhibit 10

Adjustment Letter

Date:	7th June 2006
To:	SmithKline Beecham Corporation
One Franklin Plaza
200 N. 16th Street
Philadelphia, PA 19102
Attn: Donald Parman, Fax 215-751-5349
CC: Jonathan Logan, Fax 44-20-8560-4762

From:	Lehman Brothers Finance S.A.
c/o Lehman Brothers Inc.
Andrew Yare Transaction Management Group
Facsimile:	646-885-9546 (United States of America)
Telephone:	212-526-9986
Ref. Numbers:	Risk ID: N☐ / Effort ID: N☐ / Global Deal ID: ]

Dear Sir or Madam:

The purpose of this communication (the “Adjustment Letter”) is to amend the terms and conditions of the transactions (the “Transactions”) entered into on May 21, 2002, between Lehman Brothers Finance S.A. ("Party A") and SmithKline Beecham Corporation (“Party B”) on the common stock of Quest Diagnostics, Inc. (the “Issuer”) (Ticker: DGX). Reference is made to the confirmations bearing the Global IDs as specified in Appendix I attached hereto (each, a “Confirmation”).

The parties hereto agree that effective June 7 2006 (the “Adjustment Date”):

(i)

The “Averaging Dates”, “Depreciation Floor” and “Appreciation Cap” sections of each Confirmation shall be deleted in their entirety and replaced with the “Averaging Dates”, “Depreciation Floor” and “Appreciation Cap” as specified in Appendix I attached hereto.

(ii)	The “Final Price” section of each Confirmation shall be amended by deleting the first sentence and the words “To the extent Cash Settlement is applicable,”.

(iii)	The “Purchase Price” section of each Confirmation shall be deleted in it entirety and replaced with the following:

“An amount equal to the sum of (i) the product of (A) the Physical Settlement Amount multiplied by (B) the lesser of (x) the Appreciation Cap and (y) the greater of (1) the Depreciation Floor and (2) the Final Price, plus (ii) the product of (A) the Residual Settlement Amount multiplied by (B) if (x) the Final Price is less than or equal to the Depreciation Floor, the Depreciation Floor minus the Final Price, (y) the Final Price is greater than the Appreciation Cap, the Appreciation Cap minus the Final Price or (z) if the Final Price is greater than the Depreciation Floor and less than or equal to the Appreciation Cap, zero (clause (B) is referred to herein as the “Price Adjustment”). “Physical Settlement Amount” shall mean a number of Shares equal to the sum of the Settlement Amounts for each Averaging Date for the relevant Transaction where the terms “Averaging Dates”, the “Depreciation Floor”, the “Appreciation Cap”, the “Final Price” and the “Settlement Amount” are deemed to have the meanings specified in the relevant Confirmation prior to

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this amendment, determined as if Physical Settlement applied with respect to all of the Number of Shares. “Residual Settlement Amount” shall mean a number of Shares equal to the difference between the Number of Shares and the Physical Settlement Amount.

(iv)	The “Payment Date” section of each Confirmation shall be deleted in its entirety and replaced with the following:

“If Physical Settlement is applicable, Party A will pay the Purchase Price, if positive, to Party B and, if the Purchase Price is negative, Party B will pay the absolute value of the Purchase Price to Party A on the Delivery Date. For the avoidance of doubt, if Party B elects Cash Settlement, the Purchase Price shall not be paid by either party.”

(v)	The “Settlement Amount” section of each Confirmation shall be deleted in its entirety and replaced with “The Physical Settlement Amount”.

(vi)	The “Cash Settlement Amount” section of each Confirmation shall be deleted in its entirety and replaced with the following:

“The product of (i) the Number of Shares multiplied by (ii) Price Adjustment”.

(vii)	The “Delivery Date” and “Valuation Date” sections of each Confirmation shall be amended by replacing the word “each” with the words “the last”.

(viii)	The “Settlement Option” section of each Confirmation shall be deleted in its entirety and replaced with the following:

“Party B may elect Physical or Cash Settlement with respect to all, but not part, of the Physical Settlement Amount by delivering a written notice of such election to Party A on or prior to the Election Date. If Party B does not provide the notice specified herein, Physical Settlement shall apply to the Physical Settlement Amount if the Posted Collateral on the Election Date consists of a number of freely-tradable Shares equal to at least the Physical Settlement Amount in book entry form; otherwise, Cash Settlement shall apply to the Physical Settlement Amount.”

(ix)

The “Physical Settlement” section of each Confirmation shall be amended by deleting the first sentence and replacing the words “On each such” with “If Physical Settlement applies, on the” in the second sentence.

(x)	The “Cash Settlement” section of each Confirmation shall be deleted in its entirety and replaced with the following:

“If Cash Settlement is applicable, Party A will pay the Cash Settlement Amount, if positive, to Party B and, if the Cash Settlement Amount is negative, Party B will pay the absolute value of the Cash Settlement Amount to Party A on the Cash Settlement Payment Date.”

Except as expressly modified herein, the Transactions shall remain in full force and effect on the terms that were specified in the relevant Confirmation.

Party B represents that each representation under “Party B Representations” in each Confirmation is true and accurate as of the Adjustment Date; provided that, solely for the purpose of this Adjustment Letter, (i) the numbers “22,128,672” and “22.8” and the words “April 30, 2002” in paragraph (d) shall be replaced

Risk ID: N☐ / Effort ID: ☐ / Global Deal ID: ☐

by “36,504,308”, “18.4” and “May 31 , 2006” respectively, (ii) the words “any amendment thereto,” shall be inserted after the words “Party B’s entry into this Transaction” in paragraph (e), (iii) the words “Trade Date” in paragraph (g) shall be replaced by the words “Adjustment Date”, and (iv) the second sentence in paragraph (j) shall be deleted.

Party A and Party B agree that paragraph (b) under “Covenants” shall be applicable as of the Adjustment Date with respect to filings under Section 13 or 16.

Please confirm your agreement with the foregoing by executing this Adjustment Letter and returning such Adjustment Letter, in its entirety, to us at facsimile number 646-885-9546 (United States of America), Attention: Documentation.

Yours sincerely,	Accepted and agreed to:

Lehman Brothers Finance S.A.	SmithKline Beecham Corporation
By: /s/ Barbara Grob Name: Barbara Grob Title: Authorized Signatory	By: /s/ Donald F. Parman Name: Donald F. Parman Title: Vice President and Secretary

Lehman Brothers Finance S.A.
By: /s/ Nadia Casanova Name: Nadia Casanova Title: Authorized Signatory

Execution time will be furnished upon Counterparty's written request.

Risk ID: N☐ / Effort ID: ☐ / Global Deal ID: ☐

APPENDIX I

Global ID	Averaging Dates	Depreciation Floor	Appreciation Cap
245459	March 24, 2010, March 25, 2010, March 26, 2010, March 29, 2010, March 30 2010, March 31, 2010, April 1, 2010, April 5, 2010, April 6 2010, April 7, 2010	$49.57	$62.75
245435	October 26, 2010, October 27, 2010, October 28, 2010, October 29, 2010, November 1, 2010, November 2, 2010, November 3, 2010, November 4, 2010, November 5, 2010, November 8, 2010	$49.57	$63.88
245466	May 24, 2011 May 25, 2011, May 26, 2011, May 27, 2011, May 31, 2011 June 1, 2011, June 2, 2011, June 3, 2011 June 6, 2011, June 7, 2011	$49.57	$65.02
245468	December 23, 2011, December 27, 2011, December 28, 2011, December 29, 2011, December 30, 2011, January 3, 2012, January 4, 2012, January 5, 2012, January 6, 2012, January 9, 2012,	$49.57	$66.15
245458	July 25, 2012, July 26, 2012, July 27,2012, July 30, 2012, July 31, 2012, August 1, 2012, August 2, 2012, August 3, 2012, August 6, 2012, August 7, 2012	$49.57	$67.28

Risk ID: N☐ / Effort ID: ☐ / Global Deal ID: ☐

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